Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

January 24, 2024

Adicet Bio, Inc.

200 Berkeley Street, 19th Floor

Boston, MA 02116

Re: Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-263587) (as amended or supplemented, the “Registration Statement”) filed on March 15, 2022 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by Adicet Bio, Inc., a Delaware corporation (the “Company”) of up to $500,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on May 9, 2022. Reference is made to our opinion letter dated March 15, 2022 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”), dated January 22, 2024, by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 40,825,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) 32,379,667 shares of Common Stock (the “Shares”), and (ii) up to 8,445,333 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) and the shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrants Shares”), in each case covered by the Registration Statement. The Shares include an over-allotment option granted to the underwriters of the offering to purchase up to 5,325,000 Shares. The Shares and the Pre-Funded Warrants are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters (the “Underwriting Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

For purposes of the opinion set forth in numbered paragraph 3, we have assumed that before the Pre-Funded Warrants Shares are issued, the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of unissued shares

Adicet Bio, Inc.

January 24, 2024

of Common Stock authorized under the Company’s certificate of incorporation is less than the number of Pre-Funded Warrants Shares.

The opinions set forth below are limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that:

1.
When the Shares are delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non‑assessable.
2.
When the Pre-Funded Warrants are delivered and paid for in accordance with the Underwriting Agreement, assuming the due authorization, execution and delivery of such Pre-Funded Warrants by Computershare Trust Company, N.A., as warrant agent, the Pre-Funded Warrants will constitute valid and binding obligations of the Company.
3.
The Pre-Funded Warrants Shares, when delivered and paid for upon exercise of the Pre-Funded Warrants in accordance with the respective terms of the Pre-Funded Warrants, will have been duly authorized and validly issued and will be fully paid and nonassessable.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to Current Report on Form 8-K and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP